UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2006

Capital Resource Funding, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

333-118259
(Commission File Number)

54-2142880
(I.R.S. Employer Identification No.)

17111 Kenton Drive, Suite 100B, Cornelius
North Carolina 28031
(Address of Principal Executive Offices) (Zip Code)

(704) 564-1676
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
2610 N. Palm Aire Drive
Pompano Beach, FL 33069
(954) 975-9601 Tel
(954) 979-6695 Fax

    This Current Report on Form 8-K is filed by Capital Resource Funding, Inc., a North Carolina corporation (the “Registrant” or the "Company"), in connection with the items set forth below.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

    On September 6, 2006, the Registrant and predecessor of the Registrant, executed a Plan of Exchange (the "Agreement"), between and among the Registrant, Da Lian Xin Yang High-tech Development Co. Ltd., a corporation organized and existing under the laws of the Peoples’ Republic of China (“Sun Group”), the shareholders of Sun Group (the "Sun Group Shareholders") and the Majority Shareholder of the Registrant. An executed copy of the Agreement is attached hereto as Exhibit 10.1.

    On September 30, 2006, pursuant to the Agreement, the Majority Shareholder of the Registrant delivered the 9,500,000 shares of common stock of the Registrant to the Sun Group Shareholders in exchange for total payments of $600,000 in cash and the Registrant issued to the Sun Group Shareholders an amount equal to 30,000,000 new investment shares of common stock of the Registrant pursuant to Regulation S under the Securities Act of 1933, as amended, in exchange for 70% of the registered capital of Sun Group. Upon completion of the exchange, Sun Group will become a 70% owned subsidiary of the Registrant.

Closing of the Plan of Exchange

    Pursuant to and at the closing of the Agreement, which occurred on September 30, 2006, the Registrant authorized its transfer agent, to issue to the Sun Group Shareholders, 30,000,000 shares of common stock of the Registrant pursuant to Regulation S under the Securities Act of 1933, as amended, or approximately 94% of Registrant's then outstanding common stock, in exchange for a 70% interest in Sun Group owned by the Sun Group Shareholders. Upon completion of the physical exchange of the share certificates, Sun Group will be a 70% owned subsidiary of the Registrant.

    As previously reported, the Agreement contemplated that the exchange transaction would not immediately be consummated, but would close in escrow pursuant to an Escrow Agreement dated September 6, 2006 (the "Escrow Agreement"). The Escrow Agreement provided that the exchange transaction would be consummated when and if (i) all necessary filings were made with the Securities and Exchange Commission and other state regulatory authorities to effect the exchange transaction, (ii) the delivery into escrow of the 9,500,000 shares from Mr. Koran, (iii) the delivery into escrow of the 30,000,000 shares for the benefit of the Sun Group Shareholders, (iv) grant to Sun Group of the two (2) year option for the subscription and purchase of the additional 10,000,000 new shares for RMB 31,800,000 , (v) the absence of material liabilities in CRFU as defined by the Generally Accepted Accounting Principles, and (vi) the delivery into escrow of the copies of restricted and non-transferable stock certificates pursuant to a lock-up agreement, including 250,000 shares belonging to Mr. Koran, 200,000 shares belonging to Laura Koran and 200,000 shares belonging to Richard Koran, prior to Closing, which should take no longer than 30 days. All of these conditions to closing have been met, and the Registrant, Sun Group, the Sun Group Shareholders and the Majority Shareholders of the Registrant declared the exchange transaction consummated on September 30, 2006.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

    On September 30, 2006, pursuant to the Plan of Exchange, dated September 6, 2006, the Majority Shareholder of the Registrant delivered the 9,500,000 common shares of the Registrant to the Sun Group Shareholders in exchange for total payments of $600,000 in cash and the Registrant issued to the Sun Group Shareholders an amount equal to 30,000,000 new investment shares of common stock of the Registrant pursuant to Regulation S under the Securities Act of 1933, as amended, in exchange for 70% of the registered capital of Sun Group. Upon completion of the exchange, Sun Group will be a 70% owned subsidiary of the Registrant.

ITEM 5.01 CHANGE OF CONTROL

    Accordingly, there has been a change of control of the Registrant inasmuch as the Sun Group Shareholders now control approximately 94% of the voting power of the Registrant. In addition, nominees of the Sun Group Shareholders occupy four seats on the Registrant's Board of Directors.

    As a result of the completion of the acquisition of Sun Group, a Form 8-K/A with audited financial statements of Sun Group and pro forma combined financial statements will be filed within 71 calendar days of the date of this Report as required by Item 9.01 of Form 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

    The consummation of the exchange transaction has had several additional consequences. David Koran was Chief Executive Officer and Director of the Company, Laura Koran was Chief Financial Officer and Director of the Company, Richard Koran was Director of the Company and Steve Moore was the Vice President and Director of the Company before the Closing. On September 29, 2006, Mr. Koran resigned as Chief Executive Officer and Director, Mrs. Koran resigned as Chief Financial Officer and Director, Mr. Richard Koran resigned as Director and Steve Moore resigned as Vice President and Director, and the Board of Directors appointed Mr. Wang, Bin as President and Chief Executive Officer of the Company. He was also appointed as Director of the Company. The Board of Directors appointed Ms. Feng, Gui Mei as Vice President and Director of the Company. The Board of Directors appointed Ms. Liu, Ming Fen as Chief Financial Officer of the Company. Ms. Li, Zhi and Ms. Wang, Jiao were also appointed as Directors of the Company by the Board of Directors. As a result, there will be a change in the majority of the Board of Directors of the Company.

Mr. Wang Bin - President and Chief Executive Officer

Mr. Wang is appointed as President and Chief Executive Officer of the Company. He has also been nominated as a Director of the Board. Mr. Wang is 42 years old. He received his Bachelor degree from Harbin University of Science and Technology majoring in Business Management. Mr. Wang is a senior-level economist with strong experience in business management, and he is the founder of Da Lian Xin Yang High-Tech Development Company Ltd., a company dedicated to industrial investment, high technology, utilities, real estate, and education with total registered capital of RMB 106,000,000. Mr. Wang has been the President of Sun Group since 2000.

Mr. Wang is married to Ms. Li, Zhi, a nominee for Director of the Board.

Ms. Feng, Gui Mei - Vice President

Ms. Feng is appointed as Vice President of the Company. She is also a nominee for Director of the Board. Ms. Feng is 50 years old. She earned her MBA from the Business Management Institute of Dongbei Finance & Economics University. She has more than 20 years experience in inorganic chemicals. Ms. Feng is experienced in management, production, R&D, and marketing High-Tech companies. She also has deep knowledge of anode materials used in lithium ion batteries. Prior to joining Da Lian Xin Yang High-Tech, Ms. Feng served as a manager in Da Lian Chemical Group for the years 1998 to 2000, in addition she was the general manager of Da Lian Jia Yang Cobalt-nickel Chemical Company Ltd. from 2000 to 2003 and she has been the general manager of Sun Group High-Tech Development Company Ltd. since 2003.

Ms. Liu, Ming Fen - Chief Financial Officer

Ms. Liu is appointed as the Chief Financial Officer of the Company. Ms. Liu is 55 years old. Since 2004, Ms. Liu has been the Chief Financial Officer of Da Lian Xin Yang High-Tech and she is a Certified Public Accountant in China. Ms. Liu earned her bachelors degree in finance from Dongbei Finance & Economics University and she has extensive experience in financial regulations, company management, and raising capital. In 2001 and 2002, Ms. Liu served as the financial supervisor for a chemical fertilizer plant under Dalian Chemical Industry Group. And in 2003, Ms Liu was the financial manager of Sun Group Investment Company.

Ms. Li, Zhi - Director

Ms. Li is a nominee for the Director of the Board. She is 36 years old, and she is a Certified Public Accountant in China. She graduated from Heilongjiang Commerce College, where she majored in Accounting. After graduation, she worked in the accounting department of a state-owned company. Since 2000, Ms. Li has been the director of Da Lian Xin Yang High-Tech.

Ms. Li is married to Mr. Wang, the President, Chief Executive Officer and Director of the Company.

Ms. Wang, Jiao - Director

Ms. Wang is a nominee for Director of the Board. Ms. Wang is 23 years old. She graduated from Dongbei Finance & Economics University, where she majored in Administrative Management. Ms. Wang is skilled in marketing strategy and management. She has been an outstanding professional manager with excellent performance in organization and negotiation. Since 2003, Ms. Wang has been a director of Da Lian Xin Yang High-Tech.

Ms. Wang is the daughter of Mr. Wang and Ms. Li.

The Registrant currently has 12,422,971 issued and outstanding shares of common stock (the new 30,000,000 new investment shares are not included) that trade on the Over-The-Counter Bulletin Board under the symbol "CRFU".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL RESOURCE FUNDING, INC.

Date: September 30, 2006	By:	/s/ David Koran
David Koran

EXHIBIT INDEX

Exhibit Number	Description

10.1	Plan of Exchange, dated September 6, 2006 (1)

(1) Incorporated by reference into Form 8-K filed on September 7, 2006